Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in amendment No. 1 to the Registration Statement (Form S-3 No. 333-63349) and related Prospectus of Liberty Financial Companies, Inc. and to the incorporation by reference therein of our report dated February 3, 1998, with respect to the 1996 and 1997 consolidated financial statements of Liberty Financial Companies, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related schedules included therein, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                               Ernst & Young LLP


Boston, Massachusetts
September 30, 1998